CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly Report on Form 10-Q of Ivany Mining Inc. for the quarter ended December 31, 2008, we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)
the quarterly Report on Form 10-Q of Ivany Mining Inc. for the quarter ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the quarterly Report on Form 10-Q for the quarter ended December 31, 2008, fairly presents in all material respects, the financial condition and results of operations of Ivany Mining Inc.

By:	/s/ Derek Ivany
Name:	Derek Ivany
Title:	Principal Executive Officer, Director
Date:	February 20, 2009

By:	/s/ Victor Cantore
Name:	Victor Cantore
Title:	Principal Financial Officer, Director
Date:	February 20, 2009